UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey		22-2376465
(State or other	001-08359	(IRS Employer
jurisdiction	(Commission	Identification
of incorporation)	File Number)	No.)

1415 Wyckoff Road
Wall, New Jersey		07719

(Address of principal executive offices)		(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2018, New Jersey Resources Corporation (“NJR”), as borrower, entered into a 4-Month $100,000,000 Revolving Line of Credit Facility, dated as of December 18, 2018 (the “Revolver”) with PNC Bank, National Association (“PNC Bank”). The Revolver is scheduled to terminate on April 18, 2019. The Revolver may be prepaid at any time without premium or penalty other than normal LIBOR break funding costs. Proceeds of the Revolver will be used for working capital or other general business purposes of NJR.

Borrowings under the Revolver bear interest, at NJR’s option: (i) on the day of the proposed advance, at the Base Rate Option (as defined in the Revolver) and (ii) three business days prior to the proposed advance, at the LIBOR Option (as defined in the Revolver) or Daily LIBOR Option (as defined in the Revolver). Advances may be requested in amounts of at least $1,000,000 and in $500,000 increments above such minimum. The commitment fees rate for the unused portion of the Revolver may range from 0.075% to 0.200%, depending on NJR’s credit rating as determined in a manner consistent with that certain Amended and Restated Credit Agreement dated as of December 5, 2018, by and among NJR, the guarantors thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association, as Syndication Agents, and Bank of America, N.A., Mizuho Bank, Ltd. and TD Bank, N.A., as Documentation Agents (the “Credit Agreement”).

The Revolver contains representations, warranties, covenants, conditions and defaults customary for transactions of this type and/or the Credit Agreement, including but not limited to cross default for breaches of the Credit Agreement. The occurrence of an event of default under the Revolver and the associated Committed Line of Credit Note (the “Note”) could result in all loans and other obligations of NJR becoming immediately due and payable and the Revolver being terminated.

A copy of the Revolver and the Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of the Revolver and the Note is qualified in its entirety by reference to the text of the Revolver and the Note filed herewith.

NJR and its affiliates regularly engage PNC Bank to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	4-Month $100,000,000 Revolving Line of Credit Facility, dated as of December 18, 2018, by and between New Jersey Resources Corporation and PNC Bank, National Association

10.2	Committed Line of Credit Note in the amount of $100,000,000, dated as of December 18, 2018, by New Jersey Resources Corporation for the benefit of PNC Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018

NEW JERSEY RESOURCES CORPORATION

By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	4-Month $100,000,000 Revolving Line of Credit Facility, dated as of December 18, 2018, by and between New Jersey Resources Corporation and PNC Bank, National Association

10.2	Committed Line of Credit Note in the amount of $100,000,000, dated as of December 18, 2018, by New Jersey Resources Corporation for the benefit of PNC Bank National Association